SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                            SC&T INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                               Arizona 86-0737579
                   (State or other jurisdiction (IRS Employer of incorporation or Identification Number)
                                  organization)


7625 E. Redfield Rd., Suite 200                 A. Frederick Schaffer, Jr.
   Scottsdale, Arizona 85260                  2700 N. Central Ave., Suite 1500
       (602) 368-9490                            Phoenix, Arizona 85004
(Address, including zip code, and                    (602) 230-2880
  telephone number, including                (Name, address, including zip code,
  area code, of registrant's                   and telephone number, including
  principal executive offices)                 area code, of agent for service)


                             1999 STOCK OPTION PLAN
                            (Full Title of the Plans)
                                -----------------

                                    COPY TO:
                           A. Frederick Schaffer, Jr.
                              A. F. Schaffer, P.C.
                            2700 North Central Avenue
                             Phoenix, Arizona 85004
                              Phone (602) 230-2880
                               Fax (602) 277-2806
                                -----------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                                          PROPOSED      PROPOSED
                                          MAXIMUM       MAXIMUM
TITLE OF                                  OFFERING      AGGREGATE         AMOUNT OF
SECURITES TO BE            AMOUNT BEING   PRICE         OFFERING          REGISTRATION
REGISTERED                 REGISTERED(1)  PER SHARE(2)  PRICE(2)          FEE
--------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share...........    200,000        $2.1875        $437,500        $129.06
--------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the OTC Electronic Bulletin Board on June 10, 1999.

                                    PART ONE
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1(B).  AVAILABLE INFORMATION

     SC&T International, Inc. (the "Company" or the "Registrant") is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, D.C., 20549 and at its regional offices at Citicorp Center, 300 West Madison Street, Chicago, Illinois, 60661, and Seven World Trade Center, New York, New York, 10048. Copies of which material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street NW, Washington, D.C., 20549. In addition, certain of such materials are also available through the Commissions Electronic Date Gathering and Retrieval System ("EDGAR").

ITEM1(B).  SECURITIES TO BE OFFERED.

     The Company hereby registers 200,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in connection with the Company's 1999 Stock Option Plan (the "Plan"). The Plan was approved by the Company's Board of Directors on June 1, 1999. A copy of the Plan is attached as an Exhibit hereto.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by SC&T International, Inc., ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

     1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or, either (i) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (ii) the Company's effective Registration Statement on Form 10 or Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

     3. The description of the Company common stock that is contained in a registration statement or amendment to any registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 10-850 ET. SEQ. of the Arizona Revised Statutes requires the Company to indemnify any director or officer who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any amounts if it is later determined that the person was not entitled to be indemnified by the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.             Identification of Exhibit
-----------             -------------------------
4.1(1)    --  Common Stock Specimen
5.1(1)    --  Opinion Regarding Legality
10.1(1)   --  1999 Stock Option Plan
23.1(1)   --  Consent of Counsel (included in Exhibit 5.1)
23.2(2)   --  Consent of Evers & Company, Ltd., independent public accountants

(1)  Filed with this Form S-8.
(2)  To be filed by Amendment

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 11th day of June, 1999.

                                                  SC&T INTERNATIONAL, INC.


                                                  By: /s/ James L. Copland
                                                      --------------------------
                                                      JAMES L. COPLAND
                                                      Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                           TITLE                              DATE


/s/ James L. Copland          Chairman of the Board,               June 11, 1999
------------------------      Chief Executive Officer,
    JAMES L. COPLAND          President, Treasurer, and Director



/s/ Catherine Copland         Director and Assistant Secretary     June 11, 1999
------------------------
    CATHERINE COPLAND



/s/ Gregory Struthers         Director, Executive Vice President   June 11, 1999
------------------------
    GREGORY STRUTHERS



/s/ Stephen Deckrow           Director                             June 11, 1999
------------------------
     STEPHEN DECKROW